As filed with the U.S. Securities and Exchange Commission on April 22, 2015
Registration No. 333-203362

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INNOCOLL AG
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Federal Republic of Germany	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Innocoll AG
Unit 9, Block D
Monksland Business Park
Monksland, Athlone
Ireland
+353 (0) 90 6486834
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Anthony P. Zook
Cottage 9, West Chester Pike
Newtown Square, PA 19073
(610) 405-2347
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey A. Baumel, Esq. Kristina E. Beirne, Esq. Asim Grabowski-Shaikh, Esq. Dentons US LLP 1221 Avenue of the Americas New York, New York 10020 (212) 768-6700	Michael D. Maline, Esq. Thomas S. Levato, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 813-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 2 to the Registration Statement is being filed solely for the purposes of amending Item 8 of Part II and filing certain exhibits indicated in such item. Accordingly, this Amendment No. 2 to the Registration Statement consists only of the facing page, this explanatory note, Item 8 of Part II, the signature pages, the exhibit index and certain exhibits. No changes are being made to Part I or Items 6, 7 or 9 of Part II by this filing.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Exhibits and Financial Statement Schedules.
(a) Exhibits.
Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Association of Innocoll AG(2)
3.2	Rules of Procedure of the Supervisory Board of Innocoll AG(1)
3.3	Rules of Procedure of the Management Board of Innocoll AG(1)
4.1	Form of specimen of ordinary registered share certificate and English translation(1)
4.2	Form of Deposit Agreement(1)
4.3	Form of American Depositary Receipt (included in Exhibit 4.2) (1)
5.1**	Opinion of Dentons Europe LLP
8.1***	Opinion of Dentons US LLP as to U.S. tax matters
8.2**	Opinion of Dentons Europe LLP as to German tax matters
8.3***	Opinion of William Fry as to Irish tax matters
10.1#	License and Supply Agreement, dated August 14, 2013, between Innocoll Pharmaceuticals Ltd. and Takeda GmbH, an affiliate of Takeda Pharmaceutical Company Limited, as amended on March 19, 2014(1)
10.2#	Licensing, Manufacturing and Supply Agreement, dated October 12, 2011, between Innocoll Pharmaceuticals Ltd. and Pioneer Pharma Co. Ltd., as amended on August 6, 2012(1)
10.3#	Exclusive Distribution Agreement, dated April 3, 2013, between Innocoll Pharmaceuticals Ltd. and Biomet 3i, LLC(1)
10.4#	Manufacture and Supply Agreement, dated August 17, 2007, among Innocoll Pharmaceuticals Ltd., Syntacoll AG and EUSA Pharma (Europe) Limited (now EUSA Pharma), as amended and restated on April 27, 2010(1)
10.5#	Manufacturing and Supply Agreement, dated June 1, 2004, between Innocoll Technologies Ltd., and Biomet Orthopedics Switzerland GmbH, as amended on January 1, 2006, December 15, 2009, September 1, 2010, April 1, 2011, March 15, 2012, March 1, 2013 and July 26, 2013(1)
10.6#	Licensing, Manufacturing and Supply Agreement, dated December 5, 2011, between Innocoll Pharmaceuticals Ltd. and Saudi Centre for Pharmaceuticals(1)
10.7	Form of Supervisory Board Member Nomination Agreement among Innocoll AG, Sofinnova Venture Partners VIII, L.P. and certain existing shareholders of Innocoll AG(1)
10.8†	Form of Innocoll GmbH Option Agreement, as amended and restated(1)
10.9†	Form of Innocoll AG Restricted Share Award Agreement(1)
10.10†**	Form of Innocoll AG Phantom Share Award Agreement
10.11†	Employment Agreement by and between Michael Myers, Ph.D. and Innocoll, Inc., dated as of December 2014(2)
10.12†	Employment Agreement by and between Gordon Dunn and Innocoll Pharmaceuticals Ltd., dated June 1, 2013(1)
10.13†	Employment Agreement by and between David Prior, Ph.D. and Innocoll, Inc., dated January 12, 2004(1)
10.14†	Employment Agreement by and between Denise Carter and Innocoll, Inc., dated June 6, 2003(1)
10.15†	Employment Agreement by and between James Croke and Innocoll Holdings, Inc., dated August 21, 2009(1)
10.16†	Employment Agreement by and between Alexandra Dietrich, Ph.D. (formerly Alexandra Timm, Ph.D.) and Syntacoll GmbH, dated as of June 29, 2007(1)

Exhibit Number	Description of Exhibit
10.17#	Lease Agreement between Karl Sipmeier and Syntacoll GmbH, dated December 17, 2009 (English translation)(1)
10.18†	Innocoll AG - Stock Option Plan(2)
10.19†	Form of Management Option Agreement(2)
10.20†	Employment Agreement by and between Anthony Zook and Innocoll AG, dated as of December 2014(2)
10.21†	Restricted Share Award Agreement by and between Anthony Zook and Innocoll AG, dated as of December 2014(2)
10.22†	Employment Agreement by and between James P. Tursi, M.D. and Innocoll, Inc., dated as of March 13, 2015(2)
10.23***	Finance Contract between the European Investment Bank and Innocoll Pharmaceuticals Limited and Innocoll AG, dated March 27, 2015
21.1***	List of Subsidiaries
23.1**	Consent of Dentons Europe LLP (included in Exhibit 5.1 and Exhibit 8.2)
23.2***	Consent of Dentons US LLP (included in Exhibit 8.1)
23.3***	Consent of William Fry (included in Exhibit 8.3)
23.4***	Consent of Grant Thornton, independent registered public accounting firm
24.1***	Powers of Attorney

**Filed or furnished herewith.
***Previously filed.
†Indicates management contract or compensatory plan.
#
Confidential treatment has been granted with respect to certain portions of this exhibit, which have been separately filed with the Securities and Exchange Commission.

(1)Incorporated by reference to our registration statement on Form F-1/A (file no. 333-196910), filed July 24, 2014.
(2)Incorporated by reference to our annual report on Form 20-F (file no. 001-36565), filed March 19, 2015.
(b) Financial Statement Schedules.   Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athlone, Ireland, on this 22nd day of April, 2015.
INNOCOLL AG
By:	/s/ Anthony P. Zook
Anthony P. Zook
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.
Signature	Title	Date
/s/ Anthony P. Zook Anthony P. Zook	Chief Executive Officer and Chairperson of management board (Principal executive officer)	April 22, 2015
/s/ Gordon Dunn Gordon Dunn	Chief Financial Officer and member of management board (Principal financial and accounting officer)	April 22, 2015
* Jonathan Symonds, CBE	Chairperson of supervisory board	April 22, 2015
* Shumeet Banerji, Ph.D.	Vice chairperson of supervisory board	April 22, 2015
* A. James Culverwell	Member of supervisory board	April 22, 2015
* David R. Brennan	Member of supervisory board	April 22, 2015
* Rolf D. Schmidt	Member of supervisory board	April 22, 2015
* Joseph Wiley M.D.	Member of supervisory board	April 22, 2015
*By: /s/ Anthony P. Zook Anthony P. Zook As Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the United States Securities Act of 1933, as amended, the undersigned, the registrant’s duly authorized representative in the United States has signed this Registration Statement on this 22nd day of April, 2015.
INNOCOLL AG
By:	/s/ Anthony P. Zook
Anthony P. Zook
Service of Process Officer

Exhibit Index
Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Association of Innocoll AG(2)
3.2	Rules of Procedure of the Supervisory Board of Innocoll AG(1)
3.3	Rules of Procedure of the Management Board of Innocoll AG(1)
4.1	Form of specimen of ordinary registered share certificate and English translation(1)
4.2	Form of Deposit Agreement(1)
4.3	Form of American Depositary Receipt (included in Exhibit 4.2)(1)
5.1**	Opinion of Dentons Europe LLP
8.1***	Opinion of Dentons US LLP as to U.S. tax matters
8.2**	Opinion of Dentons Europe LLP as to German tax matters
8.3***	Opinion of William Fry as to Irish tax matters
10.1#	License and Supply Agreement, dated August 14, 2013, between Innocoll Pharmaceuticals Ltd. and Takeda GmbH, an affiliate of Takeda Pharmaceutical Company Limited, as amended on March 19, 2014(1)
10.2#	Licensing, Manufacturing and Supply Agreement, dated October 12, 2011, between Innocoll Pharmaceuticals Ltd. and Pioneer Pharma Co. Ltd., as amended on August 6, 2012(1)
10.3#	Exclusive Distribution Agreement, dated April 3, 2013, between Innocoll Pharmaceuticals Ltd. and Biomet 3i, LLC(1)
10.4#	Manufacture and Supply Agreement, dated August 17, 2007, among Innocoll Pharmaceuticals Ltd., Syntacoll AG and EUSA Pharma (Europe) Limited (now EUSA Pharma), as amended and restated on April 27, 2010(1)
10.5#	Manufacturing and Supply Agreement, dated June 1, 2004, between Innocoll Technologies Ltd., and Biomet Orthopedics Switzerland GmbH, as amended on January 1, 2006, December 15, 2009, September 1, 2010, April 1, 2011, March 15, 2012, March 1, 2013 and July 26, 2013(1)
10.6#	Licensing, Manufacturing and Supply Agreement, dated December 5, 2011, between Innocoll Pharmaceuticals Ltd. and Saudi Centre for Pharmaceuticals(1)
10.7	Form of Supervisory Board Member Nomination Agreement among Innocoll AG, Sofinnova Venture Partners VIII, L.P. and certain existing shareholders of Innocoll AG(1)
10.8†	Form of Innocoll GmbH Option Agreement, as amended and restated(1)
10.9†	Form of Innocoll AG Restricted Share Award Agreement(1)
10.10†**	Form of Innocoll AG Phantom Share Award Agreement
10.11†	Employment Agreement by and between Michael Myers, Ph.D. and Innocoll, Inc., dated as of December 2014(2)
10.12†	Employment Agreement by and between Gordon Dunn and Innocoll Pharmaceuticals Ltd., dated June 1, 2013(1)
10.13†	Employment Agreement by and between David Prior, Ph.D. and Innocoll, Inc., dated January 12, 2004(1)
10.14†	Employment Agreement by and between Denise Carter and Innocoll, Inc., dated June 6, 2003(1)
10.15†	Employment Agreement by and between James Croke and Innocoll Holdings, Inc., dated August 21, 2009(1)
10.16†	Employment Agreement by and between Alexandra Dietrich, Ph.D. (formerly Alexandra Timm, Ph.D.) and Syntacoll GmbH, dated as of June 29, 2007(1)
10.17#	Lease Agreement between Karl Sipmeier and Syntacoll GmbH, dated December 17, 2009 (English translation)(1)
10.18†	Innocoll AG - Stock Option Plan(2)

Exhibit Number	Description of Exhibit
10.19†	Form of Management Option Agreement(2)
10.20†	Employment Agreement by and between Anthony Zook and Innocoll AG, dated as of December 2014(2)
10.21†	Restricted Share Award Agreement by and between Anthony Zook and Innocoll AG, dated as of December 2014(2)
10.22†	Employment Agreement by and between James P. Tursi, M.D. and Innocoll, Inc., dated as of March 13, 2015(2)
10.23***	Finance Contract between the European Investment Bank and Innocoll Pharmaceuticals Limited and Innocoll AG, dated March 27, 2015
21.1***	List of Subsidiaries
23.1**	Consent of Dentons Europe LLP (included in Exhibit 5.1 and Exhibit 8.2)
23.2***	Consent of Dentons US LLP (included in Exhibit 8.1)
23.3***	Consent of William Fry (included in Exhibit 8.3)
23.4***	Consent of Grant Thornton, independent registered public accounting firm
24.1***	Powers of Attorney

**
Filed or furnished herewith.

***
Previously filed.

†
Indicates management contract or compensatory plan.

#
Confidential treatment has been granted with respect to certain portions of this exhibit, which have been separately filed with the Securities and Exchange Commission.

(1)
Incorporated by reference to our registration statement on Form F-1/A (file no. 333-196910), filed July 24, 2014.

(2)
Incorporated by reference to our annual report on Form 20-F (file no. 001-36565), filed March 19, 2015.